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                           LEASE AMENDMENT NUMBER TWO
                  BETWEEN TRANSCO TOWER, LIMITED, "LESSOR" AND
                     METRO TRAFFIC CONTROL, INC., "LESSEE"
                             DATED JANUARY 29, 1992

THE STATE OF TEXAS )

COUNTY OF HARRIS   )

     WHEREAS, Transco Tower, Limited, hereinafter called "Lessor", and Metro Traffic Control, Inc., hereinafter called "Lessee", entered into a Lease Agreement dated April 18, 1988, covering approximately seven hundred seventy-two
(772) square feet of Net Rentable Area located on Level 52 in Transco Tower at 2800 Post Oak Boulevard, Houston, Texas 77056; and

     WHEREAS, Lessor and Lessee entered into that certain Lease Amendment Number One dated October 19, 1988, in order to modify the term of the Lease and to increase the Base Rental to amortize the cost of one (1) fan coil unit installed in the Leased Premises.

     WHEREAS, Lessor and Lessee mutually desire to amend said Lease Agreement as set forth below:

     NOW, THEREFORE, Lessor and Lessee do hereby amend said Lease Agreement as follows:

1. The terms used herein shall have the same meanings as defined in the Lease, unless otherwise defined herein, and all terms defined herein are hereby incorporated into the Lease for all pertinent purposes, unless otherwise stated.

2. The Leased Premises is hereby expanded by 827 net rentable square feet (the "Expansion Space") as shown in Exhibit "A" attached hereto and made a part hereof for all purposes. The Leased Premises shall be comprised of 1,599 square feet of Net Rentable Area.

3. The Base Rental stated in Article II, Paragraph 3 is hereby increased from $8,521.00 per year to $17,618.00 per year commencing upon the first to occur of (i) substantial completion of the Expansion Space or (ii) occupancy of the Leased Premises by the Lessee thru October 31, 1993 and from $12,381.00 per year to $25,613.00 per year commencing on November 1, 1993 thru August 14, 1998.

4. Lessor at Lessor's expense shall build out the Expansion Space with Building Standard Improvements including the removal of the existing demising wall in accordance with final working drawings approved by Lessee and Lessor.

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     EXCEPT as hereby expressly amended, Lessor and Lessee do hereby ratify and affirm all terms, conditions and covenants of said Lease Agreement.

     WITNESS the execution here this 29th day of January, 1992.

TRANSCO TOWER, LIMITED                  METRO TRAFFIC CONTROL, INC.

By: Post Oak/Alabama,
    General Partner

By: Post Oak Associates II,
    Ltd., General Partner

By: GDHI Limited Partnership,
    General Partner

By: Hines Consolidated
    Investments, Inc.,
    General Partner

By: /s/ Louis S. Sklar              By: /s/ Greg F. Walsh, III
   -------------------------            -------------------------
       Louis S. Sklar,
       Vice President

         LESSOR                                  LESSEE

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                       [Floor plan of net rentable area.]



                                    LEVEL 52
                                 TRANSCO TOWER
                                   EXHIBIT A